On March 1, 2000 David DeBaene was advised that the United States Patent and Trademark Office on the patent application for Pants with Detachable Back Brace Support had allowed fourteen claims. The patent will be issued by the end of June 2000.

The claims accepted are 1-6, 8-14, 16 and 17 on the application Serial #09/198,646, filed November 24, 1998. These claims are as follows:

1. Apparel with removable back brace comprising: an article of apparel (with a first fastening apparatus affixed thereto; and) a first fastening apparatus affixed to the article of apparel; a back support structure (with a second fastening apparatus affixed thereto), comprising:

     an outer wall,

     an inner wall affixed to the outer wall, defining a channel there between, and an inner belt passing through the channel and being covered by the channel for a majority of its length, and having a first and second end affixed to an elastic central portion; and

     a second fastening apparatus affixed to the back support structure; wherein the first fastening apparatus may be engaged with the second fastening apparatus to removably affix the back support structure to the article of apparel.

2. The apparel of claim 1, wherein the article of apparel consists of a pair of pants which have a reinforcing means constructed to protect a wearer's knees and add to the durability of the pair of pants.

3. The apparel of claim 1, wherein the article of apparel consists of a pair of pants which have a reinforcing means constructed to protect a wearer's seat and add to the durability of the pair of pants.

4. The pair of pants of claim 2 further comprising a reinforcing means constructed to protect a wearer's seat and add to the durability of the pair of pants.

5. The apparel of claim 4, wherein the reinforcing means constructed to protect a wearer's knees and the reinforcing means constructed to protect a wearer's seat comprise a padding means.

6. The apparel of claim 1, wherein the article of apparel consists of a pair of uniform pants.

8. The apparel of claim 1 wherein the back support structure fastens about the wearer with a cinching mechanism.

9. The apparel according to claim 1 wherein the first fastening apparatus and the second fastening apparatus comprise one or more fasteners chosen from the group consisting of; hook and loop type fasteners, zippers, snaps, buttons and buttonholes, hooks and eyes, and equivalent fasteners.

10. The apparel according to claim 2 wherein the first fastening apparatus and the second fastening apparatus comprise one or more fasteners chosen from the group consisting of; hook and loop type fasteners, zippers, snaps, buttons and buttonholes, hooks and eyes, and equivalent fasteners.
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11.  The apparel according to claim 3 wherein the first fastening  apparatus and the second fastening apparatus comprise one or more fasteners chosen from the group consisting of; hook and loop type fasteners, zippers, snaps, buttons and buttonholes, hooks and eyes, and equivalent fasteners.

12. The apparel according to claim 4 wherein the first fastening apparatus and the second fastening apparatus comprise one or more fasteners chosen from the group consisting of; hook and loop type fasteners, zippers, snaps, buttons and buttonholes, hooks and eyes, and equivalent fasteners.

13. The apparel according to claim 5 wherein the first fastening apparatus and the second fastening apparatus comprise one or more fasteners chosen from the group consisting of ; hook and loop type fasteners, zippers, snaps, buttons and buttonholes, hooks and eyes, and equivalent fasteners.

14. The apparel according to claim 6 wherein the first fastening apparatus and the second fastening apparatus comprise one or more fasteners chosen from the group consisting of; hook and loop type fasteners, zippers, snaps, buttons and buttonholes, hooks and eyes, and equivalent fasteners.

16. The apparel according to claim 8 wherein the first fastening apparatus and the second fastening apparatus comprise one or more fasteners chosen form the group consisting of; hook and loop type fasteners, zippers, snaps, buttons and buttonholes, hooks and eyes, and equivalent fasteners.

17. The apparel according to claim 9 wherein the first fastening apparatus and the second fastening apparatus comprise one or more fasteners chosen from the group consisting of; hook and loop type fasteners, zippers, snaps, buttons and buttonholes, hooks and eyes, and equivalent fasteners.